Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (Reg. No. 333-275822) that was filed by the registrant with the Securities and Exchange Commission (the “SEC”) on November 30, 2023 and declared effective by the SEC on December 8, 2023.

The following table sets forth the estimated costs and expenses, other than sales commissions to the Agents, payable by the registrant in connection with the sale of the securities being registered:

SEC registration fee	$--
FINRA filing fee	--
Printing and engraving expenses	15,000
Legal fees and expenses	450,000
Accountants’ fees and expenses	55,000
Transfer agent and registrar fees and expenses	15,000
Miscellaneous expenses	60,000
Total	$595,000